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                                   EXHIBIT 23





                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-62657) pertaining to the Ceres Group, Inc. 401(k) Plan, of our report dated June 5, 2003, with respect to the financial statements and schedule of the Ceres Group, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.




/s/ Ernst & Young LLP
Cleveland, Ohio
June 24, 2003